UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 12, 2011 (May 9, 2011)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On May 9, 2011, Jonathan D. Sokoloff notified the Board of Directors (the “Board”) of Rite Aid Corporation (the “Rite Aid”) of his decision to resign from the Board effective as of May 9, 2011.

(d)                                 On May 9, 2011, Green Equity Investors III, L.P. (“Green Equity Investors”), the holder of the shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, collectively referred to as the “LGP Preferred Stock,” notified Rite Aid that, pursuant to the director election rights granted under the Certificate of Designation for the LGP Preferred Stock, Green Equity Investors had elected John M. Baumer to fill the vacancy on the Board created by Mr. Sokoloff’s resignation.  Mr. Baumer’s term will expire at Rite Aid’s 2011 annual meeting of stockholders, and Green Equity Investors has informed Rite Aid that it expects to re-elect Mr. Baumer, effective as of the 2011 annual meeting of stockholders, to hold office until Rite Aid’s 2012 annual meeting of stockholders and until his successor is duly elected and qualified.

It is expected that Mr. Baumer will not be appointed to any committees of the Board.

Rite Aid has entered into a one-year agreement with Leonard Green & Partners, L.P. (“Leonard Green”), effective January 1, 2006, whereby Rite Aid has agreed to pay Leonard Green a fee of $300,000 per year (reduced to $150,000 per year on June 4, 2007) for its consulting services. The consulting agreement was extended effective January 1, 2007 on a month-to-month basis, which also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green. This agreement is an extension of Rite Aid’s existing consulting agreement with Leonard Green. Pursuant to the consulting agreement, Rite Aid may engage Leonard Green to provide financial advisory and investment banking services in connection with major financial transactions that it undertakes in the future. During fiscal year 2011, Rite Aid paid Leonard Green a consulting fee of $150,000, but will not be required to pay any further consulting fee to Leonard Green effective as of Mr. Sokoloff’s resignation from the Board. This transaction was reviewed and ratified by Rite Aid’s Board under Rite Aid’s related person transactions approval policy.  Mr. Baumer is a partner of Leonard Green.

Mr. Baumer will be entitled to the same compensation arrangements generally available to Rite Aid’s non-employee directors.  For a description of those compensation arrangements, please see the section entitled “Board of Directors — Directors’ Compensation” on pages 19-20 of Rite Aid’s definitive proxy statement filed with the Securities and Exchange Commission on May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary